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Exhibit 10(c)

HEWLETT-PACKARD COMPANY

1997 DIRECTOR STOCK PLAN

(AMENDED AND RESTATED, EFFECTIVE NOVEMBER 18, 2004)

PART 1. PLAN ADMINISTRATION AND ELIGIBILITY

I.    Purpose

        The purpose of this amended and restated 1997 Director Stock Plan (the "Plan") of Hewlett-Packard Company (the "Company") is to encourage ownership in the Company by outside directors of the Company (each, a "Non-Employee Director," or collectively, the "Non-Employee Directors") whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to remain as directors of the Company.

II.    Administration

        The Board of Directors (the "Board") of the Company or any committee (the "Committee") of the Board that will satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any regulations promulgated thereunder, as from time to time in effect, including any successor rule ("Rule 16b-3"), shall supervise and administer the Plan. The Committee shall consist solely of two or more non-employee directors of the Company, who shall be appointed by the Board. A member of the Board shall be deemed to be a "non-employee director" only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors under Rule 16b-3. Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

        The Board or the Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. All questions of interpretation of the Plan or of any shares issued under it shall be determined by the Board or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board or the Committee under this Plan may be exercised by any subcommittee so authorized by the Board or the Committee and satisfying the requirements of Rule 16b-3.

III.    Participation in the Plan

        Each member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates and who is providing service to the Company as a member of the Board at the beginning of the Plan Year shall be eligible to receive an Annual Retainer (as defined in Section XII below) under the Plan.

        Any member of the Board who enters service after the beginning of the Plan Year may be eligible to receive a prorated Annual Retainer under the Plan as the Board or the Committee determines in its discretion.

IV.    Stock Subject to the Plan

        The maximum number of shares of the Company's $0.01 par value Common Stock ("Common Stock") which may be issued under the Plan shall be Four Million (4,000,000). The limitation on the number of shares which may be issued under the Plan shall be subject to adjustment as provided in Section X of the Plan.

        If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

PART 2. TERMS OF THE PLAN

V.    Effective Date of the Plan

        The Plan shall take effect on the date of adoption by the shareholders of the Company. The Plan shall terminate on February 24, 2007, unless earlier terminated by the Board of Directors or the Committee.

VI.    Time for Granting Options and Issuing Shares

        No options shall be granted, and no Common Stock Payments (as defined in Section VII below) shall be made, after the date on which this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to the options granted or the shares issued prior to such date, shall survive the termination of the Plan and continue to apply to such options and shares.

VII.    Terms and Conditions

        A.    Compensation Alternatives.

        1.     Within 25 days after the beginning of the Plan Year (as defined in Section XII below), each Non-Employee Director will be entitled to select one of the following alternative means of payment for the value of his Annual Retainer:

  (i)
  A minimum of seventy-five percent of the value of his Annual Retainer in the form of a Common Stock payment (a "Common Stock Payment") and the balance in cash (a "Cash Payment"); or

  (ii)
  A minimum of seventy-five percent of the value of his Annual Retainer in the form of an option to purchase shares of Common Stock (an "Option Payment") and a Cash Payment.

        2.     If any Non-Employee Director fails to notify the Secretary of the Company in writing by 25 days after the beginning of the Plan Year of his desired means to receive payment of the Annual Retainer for the Plan Year, then he shall be deemed to have elected an Option Payment for fifty percent of the value of his Annual Retainer, with the remaining fifty percent in cash. Any such election, or any modification or termination of such an election, shall be filed with the Company on a form prescribed by the Board or the Committee for this purpose.

        B.    Common Stock Payment.

        1.     Date of Payment. The shares constituting any Common Stock Payment shall be issued automatically one month after the beginning of each Plan Year (or, if such date is not a business day, on the next succeeding business day) (the "Grant Date"), with the first payment under this Plan commencing March 1, 1997. Each award of a Common Stock Payment shall be evidenced by an agreement which shall reflect the terms and conditions of the Common Stock Payment and such additional terms and conditions as may be determined by the Board or the Committee.

        2.     Number of Shares Subject to Common Stock Payment. The total number of shares of Common Stock included in each Common Stock Payment shall be determined by dividing the amount of the Annual Retainer that is to be paid in stock by the Fair Market Value (as defined in Section XII below) of a share of Common Stock on the Grant Date. It shall be equal to the largest number of whole shares determined as follows:

75% or more, if applicable, of Annual Retainer Fair Market Value on the Grant Date	= Number of Shares

        Any payment for a fractional share automatically shall be paid in cash based upon the Fair Market Value on the Grant Date of such fractional share.

        3.     Holding Period for Common Stock Payment Shares. The shares of Common Stock included in each Common Stock Payment shall be deposited in certificate or book entry form in escrow with the Company's Secretary until such shares vest. The Non-Employee Director shall retain all rights in the shares while they are held in escrow, including, but not limited to, voting rights and the right to receive dividends; provided, however, that the Non-Employee Director shall not have the right to pledge, sell or otherwise assign such shares until all restrictions pertaining to such shares are terminated. Promptly after the shares vest, the Company's Secretary shall release the shares from escrow and deliver any applicable stock certificates to the Non-Employee Director or release any applicable restrictions on the Non-Employee Director's book entry account.

        C.    Option Payment.

        Subject to Section VII.A. above, each Non-Employee Director may specify the amount of his Annual Retainer to be received in the form of a non-statutory option not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board or Committee shall from time to time approve, which Agreements shall comply with and be subject to the following terms and conditions and such additional terms and conditions as may be determined by the Board or Committee:

        1.     Date of Payment. The option constituting any Option Payment shall be granted automatically on the Grant Date.

        2.     Number of Shares Subject to Option. The number of shares to be subject to any option granted pursuant to the Plan shall be an amount necessary to make such option equal in value, using a modified Black-Scholes option valuation model, to that portion of the Annual Retainer that the Non-Employee Director elected to receive in the form of an option. The value of the option will be calculated by assuming that the value of an option to purchase one share of Common Stock equals the product of (i) a fraction determined by dividing 1 by the Multiplier, as defined below, and (ii) the Fair Market Value of a share of Common Stock on the Grant Date.

        The number of shares represented by an option granted pursuant to the Plan shall be determined by multiplying the number of shares determined in Section VII.B.2 above by a multiplier determined using a modified Black-Scholes option valuation method (the "Multiplier"). The Board or the Committee shall determine the Multiplier prior to the beginning of the Plan Year by considering the following factors: (i) the Fair Market Value of the Common Stock on the date the Multiplier is determined; (ii) the average length of time that Company stock options are held by optionees prior to exercise; (iii) the risk-free rate of return based on the term determined in (ii) above and U.S. government securities rates; (iv) the annual dividend yield for the Common Stock; and (v) the volatility of the Common Stock over the previous ten-year period. For the Plan Year commencing March 1, 1997, the Board or the Committee shall calculate the Multiplier by March 1, 1997. The number of shares to be subject to the option shall be equal to the largest number of whole shares determined as follows:

75% or more, if applicable, of Annual Retainer Fair Market Value on the Grant Date	× Multiplier	= Number of Shares

        3.     Price of Options. The exercise price of the option will be the Fair Market Value of the Common Stock on the date of grant.

        4.     Exercise of Options. Options may be exercised only by written notice to the Company at its head office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

        5.     Period of Option. The Committee shall have the discretion to determine the exercisability of Shares subject to the option; provided, however, that no option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted. If the Committee does not expressly exercise its discretion to change the exercisability of the options for a Plan Year, then the exercisability of such options shall be the same as the last Plan Year in which the Committee expressly exercised its discretion.

        6.     Exercise by Representative Following Death of Director. A Non-Employee Director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided in Section VII.C.5. Any exercise by a representative shall be subject to the provisions of this Plan.

        7.     Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        D.    Cash Payment

        Each Cash Payment shall be made in four equal installments during the Plan Year.

        E.    Form of Issuance of Shares

        Shares issued under the Plan shall be in either book entry form or in certificate form pursuant to the instructions given by the Non-Employee Director to the Company's transfer agent.

        F.    Transferability

        In the event of a Non-Employee Director's death, all of such person's rights to receive any accrued but unpaid Common Stock Payment or Option Payment will transfer to the maximum extent permitted by law to such person's beneficiary. Each Non-Employee Director may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his beneficiary for purposes of this Plan. Each designation shall be on a form prescribed by the Committee, will be effective only when delivered to the Company and when effective will revoke all prior designations by the Non-Employee Director. If a Non-Employee Director dies with no such beneficiary designation in effect, such person's beneficiary shall be his estate and such person's payments will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

        G.    Termination

        Any member of the Board who terminates service prior to the end of the Plan Year may have his Annual Retainer prorated, including a forfeiture of options, stock or cash payment, if any, as the Board or the Committee determines in its discretion.

PART 3. GENERAL PROVISIONS

VIII.    Assignments

        The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Section VII.

IX.    Limitation of Rights

        No Right to Continue as a Director. Neither the Plan, nor the issuance of shares of Common Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

        No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor or the making of a book entry with the Company's transfer agent, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

X.    Changes in Present Stock

        In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board or the Committee shall make appropriate adjustments to the number (including the aggregate numbers specified in Section IV) and kind of shares to be issued under the Plan and the price of any Stock Option or Common Stock Payment.

XI.    Amendment of the Plan

        The Board shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided, that following the approval of the Plan by the Company's shareholders, the Company will seek shareholder approval for any change to the extent required by applicable law, regulation or rule.

XII.    Definitions

        "Annual Retainer" shall mean the amount to which a Non-Employee Director will be entitled to receive for serving as a director in a relevant Plan Year, but shall not include reimbursement for expenses, fees associated with service on any committee of the Board or fees with respect to any other services to be provided to the Company.

        "Fair Market Value" shall be the mean of the highest and lowest quoted selling prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on the date in question, or if no sales of such stock were made on that date, the mean of the highest and lowest prices of the Common Stock on the next preceding day on which sales were made.

        "Plan Year" shall mean the year beginning the day after the Company's annual meeting and ending on the day of the Company's next annual meeting, as the case may be, for any relevant year.

XIII.    Compliance with Section 16 of the Exchange Act

        It is the Company's intent that the Plan comply in all respects with Rule 16b-3. If any provision of this Plan is found not to be in compliance with such rule and regulations, the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder. The Board or the Committee may, in its sole discretion, modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rule or regulation.

XIV.    Notice

        Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XV.    Governing Law

        This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

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  Exhibit 10(c)
HEWLETT-PACKARD COMPANY 1997 DIRECTOR STOCK PLAN (AMENDED AND RESTATED, EFFECTIVE NOVEMBER 18, 2004)